Exhibit 99.1

Compass Diversified Holdings	Investor Relations and Media Contacts:
James J. Bottiglieri	The IGB Group
Chief Financial Officer	Leon Berman / Michael Cimini
203.221.1703	212.477.8438 / 212.477.8261
jbottiglieri@compassdiversifiedholdings.com	lberman@igbir.com / mcimini@igbir.com
Compass Diversified Holdings Reports Second Quarter 2009 Financial Results
Westport, Conn., August 10, 2009 – Compass Diversified Holdings (Nasdaq: CODI) (“CODI” or the “Company”), a leading acquirer and manager of middle market businesses, announced today its consolidated operating results for the three months ended June 30, 2009.
Second Quarter 2009 Highlights
•	Generated Cash Flow Available for Distribution and Reinvestment (“Cash Flow” or “CAD”) of $7.8 million for the second quarter of 2009;

•	Reported a net loss of $0.2 million for the second quarter of 2009;

•	Paid second quarter 2009 cash distribution of $0.34 per share, bringing cumulative distributions paid to $3.9552 per share since CODI’s IPO in May of 2006; and

•	Completed a 5.1 million share offering.
CODI reported Cash Flow (see note regarding use of Non-GAAP Financial Measures below) of $7.8 million for the quarter ended June 30, 2009, as compared to $13.9 million for the prior year period, a period during which CODI owned two additional businesses, both of which were sold in June 2008 for a cumulative gain of more than $73 million.
CODI’s Cash Flow decline for the second quarter as compared to the prior year quarter was largely attributable to the sale of the two business segments referenced above, as well as the impact of the economy on the Company’s Staffmark subsidiary. CODI’s weighted average number of shares for the quarter ending June 30, 2009 was approximately 32.8 million.

CODI’s Cash Flow is calculated after taking into account all interest expense, cash taxes paid and maintenance capital expenditures, and includes the operating results of each subsidiary for the periods during which CODI owned them. However, Cash Flow excludes the gains from sales of businesses, which have totaled over $109 million since CODI’s initial public offering.
The net loss for the quarter ended June 30, 2009 was $0.2 million, as compared to net income of $73.8 million for the quarter ended June 30, 2008 which included $72.3 million of gains from the sale of Aeroglide Corporation and Silvue Technologies, Inc.
As of June 30, 2009, CODI had $77 million outstanding on its term debt facility, $58.2 million in cash and cash equivalents on hand and a $340 million revolving credit facility that had $0.5 million of borrowing outstanding on the facility. The Company has no significant debt maturities until 2013.
On July 10, 2009, CODI’s Board of Directors declared a distribution of $0.34 per share. The distribution was paid on July 30, 2009 to all holders of record as of July 24, 2009.
Commenting on the quarter, Joe Massoud, CEO of Compass Diversified Holdings, said, “During the second quarter, we generated Cash Flow in excess of our expectations. We continued to reduce costs during the period, while retaining the infrastructure necessary to capitalize on future growth opportunities. In addition, at a number of our subsidiaries, we also built market share and succeeded in increasing customer penetration levels. These factors, as well as a general stabilization in business fundamentals, put us on track to meet our previously stated financial guidance for 2009, as well as achieve growth in Cash Flow for 2010, even before the impact of any new platform businesses we may acquire.”
Mr. Massoud concluded, “Complementing our quarterly results, we took important steps to further strengthen our balance sheet by completing a 5.1 million share offering, resulting in net proceeds of $42.1 million and underscoring the ongoing support we have received from the capital markets. This offering, combined with our past generation of Cash Flow in excess of distributions and the substantial gains we have produced through monetization of certain of our subsidiaries, has positioned our Company very well to execute our growth strategy in this market. We have a great deal of financial flexibility, including $58.2 million in cash and considerable availability under our revolving credit facility. We intend to use this capacity to our advantage through the consummation of attractive acquisitions on behalf of our shareholders.”
Conference Call
Management will host a conference call this morning at 9:00 a.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (877) 419-6596 and the dial-in number for international callers is (719) 325-4875. The access code for all callers is 4591572. A live webcast will also be available on the Company’s website at www.compassdiversifiedholdings.com.

A replay of the call will be available through August 17, 2009. To access the replay, please dial (888) 203-1112 in the U.S. and (719) 457-0820 outside the U.S., and then enter the access code 4591572.
Note Regarding Use of Non-GAAP Financial Measures
CAD, or Cash Flow, is a non-GAAP measure used by the Company to assess its performance, as well as its ability to sustain and increase quarterly distributions. A number of CODI’s businesses have seasonal earnings patterns, with the first quarter typically being the slowest of the year. Accordingly, the Company believes that the most appropriate measure of its performance is over a trailing or expected 12-month period. We have reconciled CAD, or Cash Flow, to Net Income and Cash Flow Provided by Operating Activities on the Attached Schedules. We consider Net Income and Cash Flow Provided by Operating Activities to be the most directly comparable GAAP financial measures to CAD, or Cash Flow.
About Compass Diversified Holdings (“CODI”)
Compass Diversified Holdings (“CODI”) was formed to acquire and manage a group of middle market businesses that are headquartered in North America. Its subsidiaries are a diverse group of businesses with highly defensible market positions.
CODI’s structure involves acquisition of controlling ownership interests in its subsidiaries in order to maximize its ability to impact each subsidiary’s performance. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI’s model involves discipline in identifying and valuing businesses, proactive engagement with the management teams of the companies it acquires and the monetization of its subsidiaries when it believes that doing so will maximize shareholder value. The Company seeks to provide an extraordinarily high level of transparency in financial reporting and governance processes for the benefit of its shareholders. CODI currently has six subsidiaries operating in distinct market niches. The cash flows generated by these businesses are utilized in pursuit of CODI’s dual objectives of investing in the long-term growth of the Company and making distributions of cash to its shareholders.
Subsidiary Businesses
AFM Holdings Corporation and its consolidated subsidiaries, referred to as American Furniture, is a low-cost manufacturer of upholstered stationary and motion furniture with the ability to ship any product in its line within 48 hours of receiving an order. American Furniture is based in Ecru, MS.
Anodyne Medical Device, Inc. and its consolidated subsidiaries, referred to as AMD, is a manufacturer of medical support surfaces and patient positioning devices, which are primarily used for the prevention and treatment of pressure wounds experienced by patients with limited to no mobility. AMD is based in Los Angeles, CA.

CBS Personnel Holdings, Inc. and its consolidated subsidiaries, referred to as Staffmark, is a provider of temporary staffing services in the United States. Staffmark is headquartered in Cincinnati, OH and operates over 300 locations in 29 states.
Compass AC Holdings, Inc. and its consolidated subsidiaries, referred to as Advanced Circuits, is a manufacturer of low-volume, quick-turn and prototype rigid printed circuit boards (“PCBs”). Advanced Circuits is based in Aurora, CO.
Fox Factory Holding Corp. and its consolidated subsidiaries, referred to as Fox, is a designer, manufacturer and marketer of high-end suspension products for mountain bikes, all-terrain vehicles, snowmobiles and other off-road vehicles. Fox is based in Watsonville, CA.
Halo Lee Wayne LLC and its consolidated subsidiaries, referred to as Halo, is a distributor of customized promotional products and serves more than 30,000 customers as a one-stop-shop resource for design, sourcing, management and fulfillment across all categories of its customers’ promotional products needs. Halo is based in Sterling, IL.
To find out more about Compass Diversified Holdings, please visit www.compassdiversifiedholdings.com.
This press release may contain certain forward-looking statements, including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the Securities and Exchange Commission for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission. CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
A copy of this press release, and of past press releases, is available on Compass Diversified Holdings’ website located at www.compassdiversifiedholdings.com.

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2009	2008
(in thousands)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$58,152	$97,473
Accounts receivable, less allowance of $4,962 and $4,824	140,020	164,035
Inventories	55,396	50,909
Prepaid expenses and other current assets	28,811	22,784

Total current assets	282,379	335,201

Property, plant and equipment, net	27,818	30,763
Goodwill	288,522	339,095
Intangible assets, net	229,155	249,489
Deferred debt issuance costs, net	6,221	8,251
Other non-current assets	18,286	21,537

Total assets	$852,381	$984,336

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$93,737	$105,808
Due to related party	3,121	604
Current portion, long-term debt	2,500	2,000
Current portion of workers’ compensation liability	28,667	26,916
Other current liabilities	2,636	4,042

Total current liabilities	130,661	139,370

Long-term debt	75,000	151,000
Supplemental put obligation	4,994	13,411
Deferred income taxes	61,117	86,138
Workers’ compensation liability	42,642	40,852
Other non-current liabilities	6,907	9,687

Total liabilities	321,321	440,458

Stockholders’ equity
Trust shares, no par value, 500,000 authorized; 36,625 and 31,525 shares issued and outstanding at 6/30/09 and 12/31/08	485,843	443,705
Accumulated other comprehensive loss	(2,330)	(5,242)
Accumulated earnings (deficit)	(22,144)	25,984

Total stockholders’ equity attributable to Holdings	461,369	464,447
Noncontrolling interests	69,691	79,431

Total stockholders’ equity	531,060	543,878

Total liabilities and stockholders’ equity	$852,381	$984,336

Compass Diversified Holdings

Condensed Consolidated Statements of Operations
(unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
(in thousands, except per share data)	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net sales	$287,528	$398,910	$562,442	$750,045
Cost of sales	223,362	311,049	440,667	587,376
Gross profit	64,166	87,861	121,775	162,669

Operating expenses:
Staffing expense	17,539	27,470	38,479	52,540
Selling, general and administrative expense	34,239	41,842	71,994	78,524
Supplemental put expense (reversal)	(258)	4,276	(8,417)	6,594
Management fees	3,422	3,544	6,494	7,195
Amortization expense	6,250	6,131	12,446	12,261
Impairment expense	—	—	59,800	—

Operating income (loss)	2,974	4,598	(59,021)	5,555

Other income (expense):
Interest income	16	266	77	581
Interest expense	(2,695)	(4,674)	(6,237)	(9,346)
Amortization of debt issuance costs	(440)	(497)	(910)	(982)
Loss on debt repayment	—	—	(3,652)	—
Other income (expense), net	(611)	102	(690)	357

Loss from continuing operations before income taxes	(756)	(205)	(70,433)	(3,835)
Income tax expense (benefit)	(606)	848	(28,050)	555

Loss from continuing operations	(150)	(1,053)	(42,383)	(4,390)
Income from discontinued operations, net of income tax	—	2,577	—	4,607
Gain on sale of discontinued operations, net of income tax	—	72,296	—	72,296

Net income (loss)	(150)	73,820	(42,383)	72,513
Net income (loss) attributable to noncontrolling interest	(777)	1,218	(15,692)	705

Net income (loss) attributable to Holdings	$627	$72,602	$(26,691)	$71,808

Basic and fully diluted income (loss) per share	$0.02	$2.30	$(0.83)	$2.28

Weighted average number of shares outstanding — basic and fully diluted	32,758	31,525	32,145	31,525

Cash distributions declared per share	$0.34	$0.325	$0.68	$0.65

Compass Diversified Holdings

Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months	Six Months
	Ended	Ended
(in thousands)	June 30, 2009	June 30, 2008
Cash flows from operating activities:
Net income (loss)	$(42,383)	$72,513
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on sale of businesses	—	(72,296)
Depreciation and amortization expense	17,669	19,200
Impairment expense	59,800	—
Supplemental put expense (reversal)	(8,417)	6,594
Noncontrolling interests and noncontrolling stockholders charges	460	1,683
Loss on debt repayment	3,652	—
Deferred taxes	(26,489)	(5,761)
Other	(221)	(162)

Changes in operating assets and liabilities, net of acquisition:
Decrease in accounts receivable	25,518	7,722
Increase in inventories	(4,209)	(5,070)
Increase in prepaid expenses and other current assets	(2,594)	(17,170)
Increase (decrease) in accounts payable and accrued expenses	(6,014)	17,801

Net cash provided by operating activities	16,772	25,054

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(1,713)	(172,550)
Proceeds from dispositions	—	153,070
Purchases of property and equipment	(1,787)	(7,148)
Other	188	(303)

Net cash used in investing activities	(3,312)	(26,931)

Cash flows from financing activities:
Proceeds from issuance of Trust shares, net	42,138	—
Net borrowing (repayment) of debt	(75,500)	3,468
Swap termination fee	(2,517)	—
Distributions paid	(21,437)	(20,492)
Changes in noncontrolling interest	4,908	—
Other	(373)	(156)

Net cash used in financing activities	(52,781)	(17,180)

Foreign currency adjustment	—	(80)

Net decrease in cash and cash equivalents	(39,321)	(19,137)
Cash and cash equivalents — beginning of period	97,473	119,358

Cash and cash equivalents — end of period	$58,152	$100,221

Compass Diversified Holdings

Condensed Consolidated Table of Cash Flows Available for Distribution and Reinvestment (“CAD”)
(unaudited)

	Three Months	Three Months
	Ended	Ended	Six Months Ended	Six Months Ended
(in thousands)	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net income (loss)	$(150)	$73,820	$(42,383)	$72,513
Adjustment to reconcile net income (loss) to cash provided by operating activities:
Gain on sale of businesses	—	(72,296)	—	(72,296)
Depreciation and amortization	8,359	9,027	16,759	18,218
Impairment expense	—	—	59,800	—
Amortization of debt issuance costs	440	496	910	982
Supplemental put expense (reversal)	(258)	4,276	(8,417)	6,594
Noncontrolling interests and noncontrolling stockholders charges	(441)	1,097	460	1,683
Loss on debt repayment	—	—	3,652	—
Other	(160)	(323)	(221)	(162)
Deferred taxes	(1,709)	(4,316)	(26,489)	(5,761)
Changes in operating assets and liabilities	(15,133)	(16,887)	12,701	3,283

Net cash provided by operating activities	(9,052)	(5,106)	16,772	25,054
Plus:
Unused fee on revolving credit facilitity (1)	855	663	1,710	1,392
Staffmark integration and restructuring expenses	1,351	2,883	3,242	4,458
Changes in operating assets and liabilities	15,133	16,887	(12,701)	(3,283)
Less:
Maintenance capital expenditures (2)	496	1,473	1,610	3,889

Estimated cash flow available for distribution and reinvestment	$7,791	$13,854	$7,413	$23,732

Distribution paid in April 2009/2008			$10,719	$10,246
Distribution paid in July 2009/2008	$12,452	$10,246	12,452	10,246

	$12,452	$10,246	$23,171	$20,492

(1)	Represents the commitment fee on the unused portion of the Revolving Credit Facilitity.

(2)	Represents maintenance capital expenditures that were funded from operating cash flow and excludes approximately $3.3 million of growth capital expenditures for the six months ended June 30, 2008.